Exhibit 99.1

RIVERVIEW NATIONAL BANK

DIRECTOR EMERITUS AGREEMENT

THIS AGREEMENT is made this        day of                               ,20      , by and between RIVERVIEW NATIONAL BANK, a national bank located in Marysville, Pennsylvania (the “Bank”), and                                       , (the “Director”), to be effective,                     , 20      .

INTRODUCTION

To promote orderly succession of the Bank’s Board of Directors, the Bank is willing to provide benefits to the Directors who are currently serving as directors of Riverview National Bank as of December 31, 2011. The Bank will pay the benefits from its general assets according to the terms of this Agreement provided that the Director provided the services contemplated by this Agreement.

AGREEMENT

Intending to be legally bound, the Director and the Bank agree as follows:

Article 1

Definitions

1.1           Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1.1        “Change in Control” means a change in the ownership or effective control of the Corporation or the Bank as described in Section 409A(a)(2)(A)(v) of the Code.

Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Bank providing for any of the transactions or events constituting a Change in Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Director’s service did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.

1.1.2        “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

1.1.3        “Corporation” means Riverview Financial Corporation.

1.1.4        “Disability” means the Director’s inability to perform substantially all normal duties of a director, provided such disability complies with the definition provided under Code Section 409A. As a condition to receiving any benefits, the

Bank may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

1.1.5        “Termination of Service” means the Director’s ceasing to be a member of the Bank’s Board of Directors for any reason other than death, provided such termination of service complies with the definition of termination of service under Code Section 409A.

Article 2

Lifetime Benefits

2.1           Director Emeritus Benefit. Upon Termination of Service on or after age 65, provided the Director has 10 or more years of continuous service at the date of termination and is willing to provide the ongoing services described in Section 2.1.3, the Bank shall pay to the Director the benefit described in this Section 2.1.

2.1.1        Amount of Benefit. The annual Director Emeritus Benefit under this Section 2.1 is $15,000 per year for a maximum of five (5) years. The Bank may increase the annual benefit under this Section 2.1 at the sole and absolute discretion of the Bank’s Board of Directors.

2.1.2        Payment of Benefit. The Bank shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director’s Termination of Service.

2.1.3        Contingencies. The benefit payments described in Section 2.1 are contingent on the Director (i) electing to become a Director Emeritus, (ii) being available to the Board for advice and consultation when called upon, (iii) continuing to act as a “Goodwill Ambassador” for the Bank, and (iv) avoiding any competitive arrangement as described in Section 5.4 which is contrary to the best interests of the Bank. The Bank’s request for the Director’s time and service must be reasonable in nature and amount.

2.2           Disability Benefit. If the Director terminates service due to Disability prior to age 65, the Bank shall pay to the Director the benefit described in Section 2.1 in lieu of any other benefit under this Agreement, except that only item (iv) of Section 2.1.3 shall apply.

2.3           Change in Control Benefit. If the Director is in the active service as a Director or a Director Emeritus of the Bank at the time of a Change in Control, the Bank shall pay to the Director the benefit described in Section 2.1 in lieu of any other benefit under this Agreement, except that Section 2.1.3 shall not apply.

Article 3

Death Benefits

3.1           Death During Active Service. If the Director dies after electing to become a Director Emeritus but before benefit payments have commenced, the Bank shall pay to the Director’s beneficiary the benefit described in Section 2.1.

3.2           Death During Benefit Period. If the Director dies after the benefit payments have commenced under this Agreement but before receiving all payments, the Bank shall pay the remaining benefits to the Director’s beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

Article 4

Beneficiaries

4.1           Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Bank. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Bank during the Director’s lifetime. The Director’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director’s estate.

4.2           Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

Article 5

General Limitations

Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement:

5.1           Excess Parachute or Golden Parachute Payment. To the extent the benefit would be an excess parachute payment under Section 280G of the Code or would be a prohibited golden parachute payment pursuant to 12 C.F.R. §359.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. §359.4.

5.2           Termination for Cause. If the Bank terminates the Director’s service for:

5.2.1        Gross negligence or gross neglect of duties;

5.2.2        Commission of a felony or of a gross misdemeanor involving moral turpitude; or

5.2.3        Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Director’s service and resulting in an adverse effect on the Bank.

5.3           Removal. If the Director is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

5.4           Competition After Termination of Service. If the Director, without the prior written consent of the Bank, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 50 mile radius of the main office of the Bank), which enterprise is, or may deemed to be, competitive with any business carried on by the Corporation or the Bank as of the date of termination of the Director’s service or his retirement, then the Director’s remaining benefits under this Agreement shall be forfeited. This section shall not apply following a Change in Control.

5.5           Suicide. If the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Bank.

Article 6

Claims and Review Procedures

6.1           Claims Procedure. The Bank shall notify any person or entity that makes a claim against the Agreement (the “Claimant”) in writing, within ninety (90) days of Claimant’s written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

6.2           Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Bank, but notice of this deferral shall be given to the Claimant.

Article 7

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Director, except as specified in Article 5.

Article 8

Miscellaneous

8.1           Binding Effect.This Agreement shall bind the Director and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

8.2           No Guarantee of Service. This Agreement does not give the Director the right to remain a member of the Bank’s Board of Directors, nor does it interfere with the Bank’s right to terminate the service of the Director. It also does not interfere with the Director’s right to terminate his or her service at any time.

8.3           Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

8.4           Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

8.5           Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America. This Agreement shall also be interpreted as is minimally required to qualify any payment hereunder as not triggering any penalty on the Director pursuant to Code Section 409A and the regulations promulgated thereunder.

8.6           Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits provided the Director performs the services in Section 2.1.3. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director’s life is a general asset of the Bank to which the Director and beneficiary have no preferred or secured claim.

8.7           Recovery of Estate Taxes. If the Director’s gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Director’s estate, then the Director’s estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Director’s estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director’s gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Bank for a lump sum payment in an amount not to exceed the beneficiary’s liability hereunder.

8.8           Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof.  No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

8.9           Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

8.9.1 Interpreting the provisions of this Agreement;

8.9.2 Establishing and revising the method of accounting for the Agreement;

8.9.3 Maintaining a record of benefit payments; and

8.9.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

8.10         Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the service of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this Agreement.

ATTEST:	BANK:
RIVERVIEW NATIONAL BANK

By

Title

Date

By execution hereof, Riverview Financial Corporation, consents to and agrees to be bound by the terms and conditions of this Agreement.

ATTEST:	CORPORATION:
RIVERVIEW FINANCIAL
CORPORATION

By

Title

Date

WITNESS:	DIRECTOR:

BENEFICIARY DESIGNATION

RIVERVIEW NATIONAL BANK

DIRECTOR EMERITUS AGREEMENT

I designate the following as beneficiary of any death benefits under this Director Emeritus Agreement:

Primary:

Contingent: (to receive the benefits if there is no surviving Primary Beneficiary or should the Primary Beneficiary die before receiving all benefit payments)

Note:      To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature

Date

Accepted by the Bank this            day of                                   , 20      .

By

Title